Exhibit 99.1

Pitney Bowes Announces Third Quarter 2014 Results

STAMFORD, Conn.--(BUSINESS WIRE)--October 30, 2014--Pitney Bowes Inc. (NYSE:PBI) today reported financial results for the third quarter 2014.

Highlights

  Revenue of $942 million, up 2 percent
  Adjusted EPS from continuing operations of $0.51
  GAAP EPS from continuing operations of $0.55; GAAP EPS of $0.65
  Free cash flow of $118 million; cash from operations of $117 million
  The Company repurchased $50 million of its common stock
  The Company increases 2014 guidance for adjusted EPS and GAAP EPS from continuing operations; reaffirms guidance for revenue growth and free cash flow

“We performed well in the third quarter, delivering solid financial results,” said Marc Lautenbach, President and CEO, Pitney Bowes. “Once again, our Digital Commerce Solutions segment posted excellent top and bottom line results for the quarter, growing revenue 26 percent and expanding margins. Profitability in our mailing businesses continued to improve year over year.

“Our results further demonstrate the continued and steady progress we are making in executing our long-term growth strategy to unlock greater shareholder value. Going forward, we remain confident about our multi-year journey to transform Pitney Bowes and deliver sustained value for our clients, shareholders and employees.”

THIRD QUARTER 2014 RESULTS

Revenue in the third quarter totaled $942 million, which was growth of more than 2 percent when compared to the prior year. As part of its go-to-market strategy, the Company exited non-core product lines in Norway and transitioned from a direct sales model to a dealer sales network in six smaller European markets for the International Mailing and Production Mail segments. For comparative purposes, revenue would have grown 3 percent in the third quarter when the results related to these operations are excluded from the current and prior year.

On a reported basis, revenue for the quarter benefited from 26 percent growth in Digital Commerce Solutions and 2 percent growth in Enterprise Business Solutions. Revenue in Small and Medium Business (SMB) Solutions declined 5 percent. When revenue in the current and prior year is adjusted for the exit of non-core product lines and channel changes in Europe, revenue for comparative purposes would have declined 4 percent for SMB Solutions.

Adjusted earnings per diluted share from continuing operations were $0.51 compared to $0.47 in the prior year. Quarter results included tax benefits of $0.08 and $0.06 per share in 2014 and 2013, respectively.

Earnings per diluted share from continuing operations, on a Generally Accepted Accounting Principles (GAAP) basis were $0.55, which included $0.05 per share related to the Company’s divestiture of an investment. GAAP earnings per share from continuing operations also included a restructuring charge of $0.01 per share associated with the previously announced cost reduction plans.

GAAP earnings per diluted share were $0.65, which included income from discontinued operations of $0.10 per share.

Earnings Per Share Reconciliation*	3Q 2014	3Q 2013
Adjusted EPS from continuing operations	$0.51	$0.47
Investment divestiture	$0.05	-
Restructuring charges	($0.01)	($0.11)
GAAP EPS from continuing operations	$0.55	$0.36
Discontinued operations - income (loss)	$0.10	($0.39)
GAAP EPS	$0.65	($0.03)

* The sum of the earnings per share may not equal the totals above due to rounding.

FREE CASH FLOW RESULTS

Free cash flow for the quarter was $118 million, while on a GAAP basis the Company generated $117 million in cash from operations. In comparison to the prior year, free cash flow was primarily impacted by the timing of working capital requirements, higher capital expenditures related to the Company’s ERP implementation and a decline in bank reserve deposits. During the quarter, the Company used $38 million of cash for dividends, $50 million to repurchase shares of its common stock and $9 million for restructuring payments.

Year-to-date free cash flow was $418 million, while on a GAAP basis the Company generated $397 million in cash from operations.

BUSINESS SEGMENT REPORTING

The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments. The reporting segment groups are: Small & Medium Business (SMB) Solutions group; Enterprise Business Solutions group; and the Digital Commerce Solutions segment.

The Small and Medium Business (SMB) Solutions group offers mailing equipment, financing, services and supplies for small and medium businesses to efficiently create mail and evidence postage. This group includes the North America Mailing and International Mailing segments. North America Mailing includes the operations of U.S. and Canada Mailing. International Mailing includes all other SMB operations around the world.

The Enterprise Business Solutions group provides mailing equipment and services for large enterprise clients to process mail, including sortation services to qualify large mail volumes for postal worksharing discounts. This group includes the global Production Mail and Presort Services segments.

The Digital Commerce Solutions segment leverages digital and mobile channels that make the Company’s clients’ customer-facing functions more effective. This segment includes software, ecommerce, shipping and marketing services.

SMB Solutions Group

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$496 million	(5%)	(5%)
EBIT	$176 million	1%

Within the SMB Solutions Group:

North America Mailing

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$363 million	(5%)	(4%)
EBIT	$160 million	1%

Within the North America Mailing results, recurring revenue streams continued to decline at a lesser rate versus prior periods due to sustained growth in supplies revenue and a further moderation in the decline in financing and rentals revenue. However, equipment sales declined as the Company continues to drive productivity improvements in its transition to expanded inside sales and web channels. EBIT margin improved during the quarter due to on-going benefits from the go-to-market strategy and incremental cost reduction initiatives.

International Mailing

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$132 million	(6%)	(8%)
EBIT	$ 16 million	3%

Reflected in the quarter are a number of actions related to the International Mailing go-to-market and geographic coverage models. At the end of June, the Company exited additional non-core product lines in Norway and during the third quarter expanded its indirect sales activities by transitioning from a direct sales model to a dealer network in six smaller European markets. Excluding the revenue related to these transactions in both the current and prior years, revenue on a comparative basis would have declined 2 percent, which is in line with the Company’s stabilization objectives. The Company continued to shift additional client accounts to inside sales in the major European markets. In addition to creating a more variable cost structure, these changes lessen our sensitivity to the uncertain economic conditions in Europe. EBIT margin improved due to the changes in go-to-market, including the shift in strategy for smaller markets.

Enterprise Business Solutions Group

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$225 million	2%	2%
EBIT	$ 31 million	2%

Within the Enterprise Business Solutions Group:

Worldwide Production Mail

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$113 million	(3%)	(2%)
EBIT	$ 10 million	(10%)

On a regional basis, revenues were relatively flat in North America and grew in Europe in large measure due to increased production print installations. Revenue declined in Asia Pacific due to fewer installations of inserting and production print equipment when compared to prior year. EBIT margin was impacted by the lower revenue and the related margin contribution.

Presort Services

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$111 million	6%	6%
EBIT	$ 22 million	7%

Presort Services revenue benefited from improved qualification of mail for presort discounts, in particular in the processing of First Class mail. EBIT margin improved versus the prior year due to the revenue growth and on-going operational productivity.

Digital Commerce Solutions

	3Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$221 million	26%	25%
EBIT	$ 25 million	90%

Digital Commerce Solutions had revenue growth in each of its four product categories: ecommerce, software, shipping and marketing services. Overall, Digital Commerce Solutions represented nearly one quarter of the Company’s revenue in the third quarter.

Ecommerce experienced continued growth in the number of orders processed and packages shipped. In addition, in September the Company began operations in the UK to enable sellers on eBay to use Pitney Bowes’ cross-border ecommerce solutions when offering goods from the UK to buyers in about a dozen markets in the European Union.

Software solution’s double-digit revenue growth included several large licensing deals during the quarter, reflecting in part the investments in channel specialization. Revenue growth in the areas of shipping solutions and marketing services resulted from new client acquisitions for their respective product offerings.

EBIT margin reflected the benefit of revenue growth, net of the impact of continued investments in ecommerce technology and infrastructure.

2014 GUIDANCE

This guidance discusses future results which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2013 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

The Company is reaffirming annual guidance for revenue growth and free cash flow. The Company is increasing guidance for adjusted earnings per share and GAAP earnings per share from continuing operations.

The Company still expects:

  Revenue, excluding the impacts of currency, to be in the range of one to three percent growth when compared to the prior year. Guidance includes the impact from the exit of non-core product lines in Norway and a shift from a direct sales model to an indirect, dealer sales network in six smaller European markets. As a result, this guidance anticipates a reduction in revenue for the balance of the year of about $12 million.
  Free cash flow to be in the range of $475 million to $575 million.

The Company now expects:

  Adjusted earnings per share from continuing operations to be in the range of $1.85 to $1.92 versus the range of $1.80 to $1.90 previously expected, which reflects year-to-date results and anticipated increased investment in ERP development and marketing expense in the fourth quarter.
  GAAP earnings per share from continuing operations to be in the range of $1.64 to $1.71 versus the range of $1.55 to $1.65 previously expected. The change in guidance resulted from $0.05 per share related to the Company’s divestiture of an investment; the incremental $0.01 per share charge for restructuring costs this quarter, which now total $0.07 per share year-to date; and $0.19 per share of debt extinguishment costs from the first quarter.

This guidance excludes any further actions that are under consideration by the Company to streamline its operations and further reduce its cost structure.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pb.com.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. Many of the company’s solutions are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications. Pitney Bowes includes direct mail, transactional mail and call center communications in its solution mix along with digital channel messaging for the Web, email and mobile applications.

Pitney Bowes: Every connection is a new opportunity™ www.pb.com

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). The Company uses measures such as adjusted earnings per share, adjusted income from continuing operations and free cash flow to exclude the impact of special items like restructuring charges, tax adjustments, and goodwill and asset write-downs, because, while these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

The use of free cash flow provides investors insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash from operations for capital expenditures, as well as special items like cash used for restructuring charges, unusual tax settlements or payments and contributions to its pension funds. Management uses segment EBIT to measure profitability and performance at the segment level. EBIT is determined by deducting the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. In addition, financial results are presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the intervening period.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about its expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; the implementation of a new enterprise resource planning system; changes in business portfolio; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond its control as more fully outlined in the Company's 2013 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and nine months ended September 30, 2014 and 2013, and consolidated balance sheets at September 30, 2014 and December 31, 2013 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue:
Equipment sales	$177,458	$197,044	$558,032	$619,035
Supplies	72,548	68,692	228,349	213,185
Software	112,271	98,164	312,891	285,658
Rentals	119,047	125,918	365,069	384,436
Financing	107,835	111,032	325,529	337,739
Support services	154,321	159,508	470,763	482,400
Business services	198,164	160,131	576,958	458,061

Total revenue	941,644	920,489	2,837,591	2,780,514

Costs and expenses:
Cost of equipment sales	90,984	88,945	262,336	295,567
Cost of supplies	22,470	21,444	70,129	66,536
Cost of software	29,775	29,698	93,423	80,093
Cost of rentals	23,636	24,434	74,273	75,946
Financing interest expense	19,667	19,468	59,733	57,438
Cost of support services	92,500	98,425	288,203	300,291
Cost of business services	142,512	112,447	406,472	322,970
Selling, general and administrative	341,738	352,299	1,031,497	1,057,876
Research and development	26,060	24,769	80,901	81,351
Restructuring charges & asset impairments	4,526	34,909	22,666	53,940
Other interest expense	23,370	27,508	71,001	89,594
Interest income	(1,212)	(1,457)	(3,297)	(4,507)
Other (income) expense, net	(15,919)	-	45,738	25,121

Total costs and expenses	800,107	832,889	2,503,075	2,502,216

Income from continuing operations before income taxes	141,537	87,600	334,516	278,298

Provision for income taxes	25,310	10,032	79,681	52,045

Income from continuing operations	116,227	77,568	254,835	226,253

Income (loss) from discontinued operations, net of tax	20,655	(78,501)	30,173	(159,725)

Net income (loss) before attribution of noncontrolling interests	136,882	(933)	285,008	66,528

Less: Preferred stock dividends of subsidiaries attributable
to noncontrolling interests	4,593	4,594	13,781	13,782

Net income (loss) - Pitney Bowes Inc.	$132,289	$(5,527)	$271,227	$52,746

Amounts attributable to common stockholders:
Income from continuing operations	$111,634	$72,974	$241,054	$212,471
Income (loss) from discontinued operations	20,655	(78,501)	30,173	(159,725)

Net income (loss) - Pitney Bowes Inc.	$132,289	$(5,527)	$271,227	$52,746

Basic earnings per share attributable to common stockholders(1):
Continuing operations	0.55	0.36	1.19	1.05
Discontinued operations	0.10	(0.39)	0.15	(0.79)

Net income (loss) - Pitney Bowes Inc.	$0.65	$(0.03)	$1.34	$0.26

Diluted earnings per share attributable to common stockholders (1):
Continuing operations	0.55	0.36	1.18	1.05
Discontinued operations	0.10	(0.39)	0.15	(0.79)

Net income (loss) - Pitney Bowes Inc.	$0.65	$(0.03)	$1.33	$0.26

(1)	The sum of the earnings per share amounts may not equal the totals above due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited in thousands, except per share data)

Assets	September 30, 2014	December 31, 2013 (1)
Current assets:
Cash and cash equivalents	$923,676	$907,806
Short-term investments	35,348	31,128

Accounts receivable, gross	412,702	482,949
Allowance for doubtful accounts receivable	(13,651)	(13,149)
Accounts receivable, net	399,051	469,800

Finance receivables	1,040,156	1,127,261
Allowance for credit losses	(21,914)	(24,340)
Finance receivables, net	1,018,242	1,102,921

Inventories	94,879	103,580
Current income taxes	29,815	28,934
Other current assets and prepayments	135,973	147,067
Assets held for sale	55,118	46,976

Total current assets	2,692,102	2,838,212

Property, plant and equipment, net	266,520	245,171
Rental property and equipment, net	206,394	226,146

Finance receivables	839,912	974,972
Allowance for credit losses	(9,323)	(12,609)
Finance receivables, net	830,589	962,363

Investment in leveraged leases	32,465	34,410
Goodwill	1,694,987	1,734,871
Intangible assets, net	91,797	120,387
Non-current income taxes	65,092	73,751
Other assets	544,091	537,397

Total assets	$6,424,037	$6,772,708

Liabilities, noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,428,690	$1,644,582
Current income taxes	153,809	157,340
Notes payable and current portion of long-term obligations	274,879	-
Advance billings	399,016	425,833

Total current liabilities	2,256,394	2,227,755

Deferred taxes on income	57,830	39,701
Tax uncertainties and other income tax liabilities	148,119	190,645
Long-term debt	2,962,997	3,346,295
Other non-current liabilities	423,981	466,766

Total liabilities	5,849,321	6,271,162

Noncontrolling interests (Preferred stockholders' equity in subsidiaries)	296,370	296,370

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	4
Cumulative preference stock, no par value, $2.12 convertible	559	591
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	174,783	196,977
Retained earnings	4,872,875	4,715,564
Accumulated other comprehensive loss	(614,741)	(574,556)
Treasury stock, at cost	(4,478,469)	(4,456,742)

Total Pitney Bowes Inc. stockholders' equity	278,346	205,176

Total liabilities, noncontrolling interests and stockholders' equity	$6,424,037	$6,772,708
(1)	Certain prior year amounts have been revised.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
September 30, 2014
(Unaudited)

(Dollars in thousands)	Three Months Ended September 30,
			%
	2014	2013	Change
Revenue

North America Mailing	$363,285	$381,685	(5%)
International Mailing	132,291	141,332	(6%)
Small & Medium Business Solutions	495,576	523,017	(5%)

Production Mail	113,497	116,477	(3%)
Presort Services	111,434	105,093	6%
Enterprise Business Solutions	224,931	221,570	2%

Digital Commerce Solutions	221,137	175,902	26%

Total revenue	$941,644	$920,489	2%

EBIT (1)

North America Mailing	$159,638	$158,692	1%
International Mailing	16,079	15,627	3%
Small & Medium Business Solutions	175,717	174,319	1%

Production Mail	9,570	10,620	(10%)
Presort Services	21,927	20,398	7%
Enterprise Business Solutions	31,497	31,018	2%

Digital Commerce Solutions	24,534	12,885	90%

Total EBIT	$231,748	$218,222	6%

Unallocated amounts:
Interest, net (2)	(41,825)	(45,519)
Corporate and other expenses	(59,779)	(50,194)
Restructuring charges & asset impairments	(4,526)	(34,909)
Other income, net	15,919	-

Income from continuing operations before income taxes	$141,537	$87,600
(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges & asset impairments.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
September 30, 2014
(Unaudited)

(Dollars in thousands)	Nine Months Ended September 30,
			%
	2014	2013	Change
Revenue

North America Mailing	$1,115,507	$1,162,718	(4%)
International Mailing	438,819	444,665	(1%)
Small & Medium Business Solutions	1,554,326	1,607,383	(3%)

Production Mail	330,469	360,352	(8%)
Presort Services	339,205	322,954	5%
Enterprise Business Solutions	669,674	683,306	(2%)

Digital Commerce Solutions	613,591	489,825	25%

Total revenue	$2,837,591	$2,780,514	2%

EBIT (1)

North America Mailing	$476,757	$464,668	3%
International Mailing	67,347	53,092	27%
Small & Medium Business Solutions	544,104	517,760	5%

Production Mail	27,865	34,239	(19%)
Presort Services	68,235	65,132	5%
Enterprise Business Solutions	96,100	99,371	(3%)

Digital Commerce Solutions	51,994	27,969	86%

Total EBIT	$692,198	$645,100	7%

Unallocated amounts:
Interest, net (2)	(127,437)	(142,525)
Corporate and other expenses	(161,841)	(145,216)
Restructuring charges & asset impairments	(22,666)	(53,940)
Other expense, net	(45,738)	(25,121)

Income from continuing operations before income taxes	$334,516	$278,298

(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges & asset impairments.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP income from continuing operations
after income taxes, as reported	$111,634	$72,974	$241,054	$212,471
Restructuring charges & asset impairments	2,903	22,536	15,161	35,662
Extinguishment of debt	-	-	37,833	15,324
Investment divestiture	(9,774)	-	(9,774)	-
Income from continuing operations
after income taxes, as adjusted	$104,763	$95,510	$284,274	$263,457

GAAP diluted earnings per share from
continuing operations, as reported	$0.55	$0.36	$1.18	$1.05
Restructuring charges & asset impairments	0.01	0.11	0.07	0.18
Extinguishment of debt	-	-	0.19	0.08
Investment divestiture	(0.05)	-	(0.05)	-
Diluted earnings per share from continuing
operations, as adjusted	$0.51	$0.47	$1.39	$1.30

GAAP net cash provided by operating activities,
as reported	$116,985	$214,526	$397,432	$493,560
Capital expenditures	(48,920)	(29,951)	(121,270)	(103,392)
Restructuring payments	8,621	14,098	42,151	41,353
Payments related to investment divestiture	53,738	-	53,738	-
Reserve account deposits	(12,563)	9,227	(15,919)	(16,962)
Extinguishment of debt	-	-	61,657	25,121

Free cash flow, as adjusted	$117,861	$207,900	$417,789	$439,680

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP income from continuing operations
after income taxes, as reported	$111,634	$72,974	$241,054	$212,471
Restructuring charges & asset impairments	2,903	22,536	15,161	35,662
Extinguishment of debt	-	-	37,833	15,324
Investment divestiture	(9,774)	-	(9,774)	-
Income from continuing operations
after income taxes, as adjusted	104,763	95,510	284,274	263,457
Provision for income taxes, as adjusted	20,788	22,405	104,865	80,120
Preferred stock dividends of subsidiaries
attributable to noncontrolling interests	4,593	4,594	13,781	13,782
Income from continuing operations before income taxes, as adjusted	130,144	122,509	402,920	357,359
Interest, net	41,825	45,519	127,437	142,525
Adjusted EBIT	171,969	168,028	530,357	499,884
Depreciation and amortization	49,643	50,679	142,506	153,878
Adjusted EBITDA	$221,612	$218,707	$672,863	$653,762

CONTACT:
Editorial:
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial:
Charles F. McBride, 203-351-6349
VP, Investor Relations
or
www.pitneybowes.com